Exhibit 5.1

CRAVATH, SWAINE & MOORE LLP

WORLDWIDE PLAZA

JOHN W. WHITE

EVAN R. CHESLER

RICHARD W. CLARY

STEPHEN L. GORDON

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

THOMAS G. RAFFERTY

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KATHERINE B. FORREST

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

WILLIAM J. WHELAN, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

DAVID S. FINKELSTEIN

DAVID GREENWALD

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

825 EIGHTH AVENUE NEW YORK, NY 10019-7475 TELEPHONE: +1-212-474-1000 FACSIMILE: +1-212-474-3700 CITYPOINT ONE ROPEMAKER STREET LONDON EC2Y 9HR TELEPHONE: +44-20-7453-1000 FACSIMILE: +44-20-7860-1150

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH O. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNÁNDEZ

JONATHAN J. KATZ

MARGARET SEGALL D’AMICO

RORY A. LERARIS

KARA L. MUNGOVAN

NICHOLAS A. DORSEY

ANDREW C. ELKEN

JENNY HOCHENBERG

VANESSA A. LAVELY

G.J. LIGELIS JR.

MICHAEL E. MARIANI

LAUREN R. KENNEDY

SASHA ROSENTHAL-LARREA

ALLISON M. WEIN

SPECIAL COUNSEL

SAMUEL C. BUTLER

OF COUNSEL

MICHAEL L. SCHLER

June 14, 2019

Parker-Hannifin Corporation

$575,000,000 2.700% Senior Notes due 2024

$1,000,000,000 3.250% Senior Notes due 2029

$800,000,000 4.000% Senior Notes due 2049

Ladies and Gentlemen:

We have acted as counsel for Parker-Hannifin Corporation, an Ohio corporation (the “Company”), in connection with the public offering and sale by the Company of $575,000,000 aggregate principal amount of 2.700% Senior Notes due 2024 (the “2024 Notes”), $1,000,000,000 aggregate principal amount of 3.250% Senior Notes due 2029 (the “2029 Notes”) and $800,000,000 aggregate principal amount of 4.000% Senior Notes due 2049 (the “2049 Notes” and, together with the 2024 Notes and the 2029 Notes, the “Notes”), to be issued under the indenture dated as of May 3, 1996 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor trustee to National City Bank), as trustee (the “Trustee”), and the Officers’ Certificates of the Company dated as of June 14, 2019, establishing the terms of the Notes (the “Officers’ Certificates” and, together with the Base Indenture, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Indenture and the form of Note contained therein and (b) the Registration Statement on Form S-3 (Registration No. 333-214864) filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2016 (the “Registration Statement”), with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”) of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and that the form of the Notes will conform to that included in the Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.    Assuming that the Indenture has been duly authorized, executed and delivered by the Company, the Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.    Assuming that the Notes have been duly authorized by the Company, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated in the Registration Statement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the State of Ohio. For purposes of our opinion, we have assumed that (i) the Company has been duly incorporated and is a validly existing corporation under the laws of the State of Ohio and (ii) the Indenture and the Notes have been duly authorized, executed and delivered by the Company. With respect to all matters of the laws of the State of Ohio, we note that you are being provided with the opinion, dated the date hereof, of Joseph Leonti, Vice President, General Counsel and Secretary of the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, OH 44124-4141

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